UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

Quantum Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-13449	94-2665054
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(I.R.S. Employer Identification No.)

224 Airport Parkway	Suite 550
San Jose	CA		95110
(Address of Principal Executive Offices)			(Zip Code)

(408)	944-4000
Registrant's telephone number, including area code

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	QMCO	Nasdaq Global Market

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter submitted to a vote at the Special Meeting of stockholders of Quantum Corporation (the “Company”) held on April 24, 2025 (the “Special Meeting”), as well as the number of votes with respect to each matter. For more information about these proposals, please refer to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2025.

Proposal 1. The issuance of up to $200,000,000 of the Company’s common stock pursuant to a Standby Equity Purchase Agreement dated January 25, 2025 and related change of control for purposes of complying with Nasdaq listing rule 5635, has been approved.

For	Against	Abstain	Broker Non-Votes
1,535,640	48,426	9,799	2,038,337

Proposal 2. The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026 has been ratified.

For	Against	Abstain
3,444,642	155,136	32,424

Proposal 3. The adjournment of the Special Meeting to a later date, if necessary or appropriate has been approved.

For	Against	Abstain
3,304,580	301,420	26,199

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Quantum Corporation
(Registrant)

April 29, 2025	/s/ Brian E. Cabrera
(Date)	Brian E. Cabrera
Senior Vice President, Chief Administrative Officer, and Chief Legal and Compliance Officer Corporate Secretary